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EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

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                                                                    Weighted average number of
    Summary from unaudited          Basic and diluted loss per       basic and diluted common
     financial statements                  common share              stock shares outstanding
-----------------------------------------------------------------------------------------------
 Three months ended 06/30/2000               $ (0.00)                      495,456,917
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 Three months ended 06/30/1999               $ (0.02)                       27,460,314
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 Nine months ended 06/30/2000                $ (0.00)                      492,921,220
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 Nine months ended 06/30/1999                $ (0.19)                       27,411,406
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